Exhibit 10.1

AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

This Amended and Restated Debt Conversion Agreement (this “Agreement”) is made effective as of April 29, 2022, by and among H-Cyte, Inc., a Nevada corporation (the “Company”) and the persons and entities listed on Schedule I to this Agreement (collectively, the “Investors” and each, an “Investor”). The Investors and the Company are together referred to as the “Parties” and each a “Party.” All capitalized terms used but not defined in this Agreement have the meanings ascribed to them in (i) the Secured Convertible Note Purchase Agreement dated as of April 1, 2021, by and among the Company and the Investors, as amended by that certain Second Closing Bring-Down Agreement dated as of October 8, 2021, by and among the Company and Investors (as amended, the “Note Purchase Agreement”) and (ii) the Secured Convertible Promissory Notes issued to the Investors pursuant to the Note Purchase Agreement (collectively, the “Tranche 1 Notes”).

BACKGROUND

Each Investor holds one or more Tranche 1 Notes in the original principal amounts set forth on Schedule I hereto. In order to fund its ongoing working capital needs, the Company may desire to enter into a new round of convertible debt financing through the issuance and sale of convertible promissory notes separate from the Tranche 1 Notes (the “Tranche 2 Notes”), to one or more new investors (the “Tranche 2 Financing”).

The parties previously entered into that certain Debt Conversion Agreement dated as of February 22, 2022, to among other things, permit the Company to consummate the Tranche 2 Financing and to set forth the terms pursuant to which the Tranche 1 Notes will convert into capital stock of the Company upon the occurrence of certain triggering events as set forth herein (the “Prior Agreement”)

The parties desire to enter into the Agreement to amend and restate the Prior Agreement in its entirety and to among other things, allow for the Company to pay Royalty Payments (as defined herein) in lieu of its obligation to pay the Milestone Payments under the Prior Agreement.

OPERATIVE TERMS

The Parties agree as follows:

1. Tranche 2 Financing. The Investors hereby consent to consummation of the Tranche 2 Financing on the terms set forth in the Tranche 2 Notes subject to the following conditions:

1.1 The aggregate principal amount of indebtedness represented by the Tranche 2 Notes shall not exceed $500,000.

1.2 The Tranche 2 Notes shall be an unsecured obligation of the Company and expressly subordinate in all respects to all indebtedness of the Company under the Tranche 1 Notes and shall include language in which the holders of such Tranche 2 Notes acknowledge, confirm and agree to the foregoing subordination terms.

2. Amendment to Tranche 1 Notes.

2.1 Section 2 of each Tranche 1 Note is hereby amended and restated in its entirety as follows:

“2. Maturity Date. Unless this Note is converted under Section 8 or prepaid in full pursuant to Section 4, the unpaid Principal Balance, together with any accrued but unpaid interest under this Note, shall be due and payable by Maker on June 17, 2022, provided that if on or prior to June 17, 2022 (i) Maker has filed an initial registration on Form S-1 in connection with a listing and quoting of the Maker’s common stock on one of NASDAQ Global Select Market, NASDAQ Global Market or NASDAQ Capital Market (the “Uplisting Transaction”), (ii) Maker has submitted its initial listing application, executed listing agreement and corporate governance form to NASDAQ in connection with the Uplisting Transaction and provided a copy of such documents to the Holders and (iii) both the Chief Executive Officer and Chief Financial Officer of Maker has delivered to the Holders an executed officer’s certificate dated no later than June 12, 2022 certifying that (A) the Company is current in its reporting obligations under the Securities Exchange Act of 1934 and (B) the majority of the Company’s directors are independent under NASDAQ Marketplace Rule 5605(a)(2), such date shall automatically be extended to September 15, 2022 with no further action required by Maker or Holder (as extended, the “Maturity Date”)

2.2 Section 8(a) of each Tranche 1 Note is hereby amended and restated in its entirety as follows:

“(a) Mandatory Conversion Upon Qualified Financing Closing. If any and all amounts due hereunder are not paid in full on or before the closing of such Qualified Financing, concurrently with the closing of a Qualified Financing and subject to the terms and conditions set forth herein, the entire Principal Balance of this Note, together with any accrued and unpaid interest thereon, shall automatically convert into fully paid and non-assessable shares (rounded up to the nearest whole share) of the series of capital stock of Maker issued pursuant to such Qualified Financing (the “New Securities”). The number of shares of New Securities to be issued to Holder upon conversion of this Note pursuant to a Qualified Financing shall be equal to the quotient obtained by dividing the entire Principal Balance of this Note, together with any accrued and unpaid interest thereon, as of the date of conversion, by the Conversion Price. The “Conversion Price” shall be equal to the lesser of (x) $0.002 per share and (y) the price per share paid by the investors in such Qualified Financing for such New Securities (which are purchased for cash and not through conversion of Notes), in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. “Qualified Financing” shall mean the first sale (or series of related sales, all of which are consummated within ninety (90) days of each other) by the Maker of shares of capital stock following the date of the issuance of this Note with the principal purpose of raising capital and at a pre-money market valuation of the combined Company following the closing of the merger transaction contemplated by that certain Agreement and Plan of Merger by and among the Company, CP Acquisition Corp. and Catheter Precision, Inc. (the “Catheter Precision Merger”) of at least $20,000,000 for purposes of pricing shares in the Qualified Financing and with aggregate gross cash proceeds to the Maker of not less than $8,000,000, which proceeds shall be calculated exclusive of any amounts converted under this Note and the other Notes and any other convertible notes or other monetary obligations which are converted in connection with such Qualified Financing; provided, however, a Qualified Financing shall not be deemed to occur unless prior to the consummation thereof, the Maker shall have closed on its contemplated acquisition of Jantibody LLC (the “Jantibody Transaction”) as its first transaction of the calendar year 2022 and any equity consideration paid to the sellers in the Jantibody Transaction shall not have exceeded fifteen percent (15%) of the Maker’s capital stock on a fully diluted basis (including conversion of any Notes or other convertible instruments).” Each Investor hereby agrees that the shares of common stock issuable upon conversion of the Note or Notes held by such Investor will be subject to a customary underwriter lockup (including customary exemptions) of one year from the completion of the Qualified Financing. In the event that the Qualified Financing does not occur by September 30, 2022, this covenant in the immediately preceding sentence will be null and void.

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3. Milestone Payments. As consideration for the agreements of the Investors set forth in this Agreement, subject to Section 4 below, the Company shall deliver the following payments to the Investors (to be allocated among the Investors on a proportional basis in accordance with the respective aggregate original principal amounts of their Tranche 1 Notes) (the “Milestone Payments”):

3.1 Promptly following the Company’s filing of a premarket notification pursuant to Section 510(k) of the Food, Drug and Cosmetic Act of its intent to market its platelet-rich plasma (PRP) cellular therapy for treating chronic lung disease (the “510(k) Notification”), the Company shall deliver to the Investors a payment in the amount of $1,000,000; and

3.2 Following the closing of the Qualified Financing, the Company shall pay to the Investors an amount equal to twenty-five percent (25%) of all proceeds raised by the Company in such Qualified Financing in excess of $10,000,000, which such proceeds shall be calculated exclusive of any amounts converted under the Tranche 1 Note, the Tranche 2 Notes and any other convertible notes or other monetary obligations which are converted in connection with such Qualified Financing; provided that the aggregate payments to the Investors under this Section 3.2 shall not exceed $1,000,000.

The Milestone Payments represent a separate payment obligation of the Company to the Investors from its obligations under the Tranche 1 Notes and any payments received by the Investors constituting Milestone Payments shall not be treated as payment made by the Company with respect to the Tranche 1 Notes (or any accrued and unpaid interest thereon). For further clarity, (a) the aggregate Milestone Payments to the Investors shall not exceed $2,000,000 and (b) the Milestone Payments shall not be due and payable under this Agreement so long as the Company has complied in full with the Royalty Payment Conditions (as defined in Section 4 below).

4. Royalty Payments. The Investors agree that in order to facilitate the closing of both the Uplisting Transaction and the Catheter Precision Merger, subject to the Company’s compliance with the Royalty Payment Conditions as defined herein, in lieu of paying the Milestone Payments, the Company shall instead pay to the Investors an amount equal to fifteen percent (15%) of all net sales generated by the Company or its affiliates with respect to the sale of products or services associated with the 510(k) Notification (the “Royalty Payments”), such Royalty Payments to be allocated among the Investors on a proportional basis in accordance with the respective aggregate original principal amounts of their Tranche 1 Notes. The Royalty Payments represent a separate payment obligation of the Company to the Investors from its obligations under the Tranche 1 Notes and any payments received by the Investors constituting Royalty Payments shall not be treated as payment made by the Company with respect to the Tranche 1 Notes (or any accrued and unpaid interest thereon). For avoidance of doubt, the Investors’ right to receive the Royalty Payments shall be perpetual and unconditional and there shall be no limitation on the aggregate amount of Royalty Payments due and payable to the Investors under this Section 4. The Investors’ agreement to receive Royalty Payments in lieu of receiving Milestone Payments is contingent on (a) the Company having closed both the Uplisting Transaction and Catheter Precision Merger, in each case on or before July 15, 2022 and (b) each Investor’s percentage ownership in the Company, on a fully diluted basis, following the closing of the Uplisting Transaction and the Catheter Precision Merger is no less than eighty percent (80%) of the percentage set forth opposite such Investor’s name on the pro forma capitalization table for the Company attached as Exhibit A to this Agreement (collectively, the “Royalty Payment Conditions”). If the Company fails to satisfy the Royalty Payment Conditions in full, the Investors’ agreement hereunder to receive Royalty Payments in lieu of Milestone Payments shall be deemed null and void ab initio and the Company shall promptly make the Milestone Payments to the Investors as and when due pursuant to Section 3 above. The Company agrees that it (a) will timely file the 510(k) Notification and not take any action or omission that would reasonably be likely to hinder or delay the filing of the 510(k) Notification, (b) act in good faith in the operation of its business and use reasonable best efforts to market and sell products and services associated with the 510(k) Notification from and after the date of the 510(k) Notification filing, including providing adequate capital, technical, support, marketing, sales, employee, and other reasonable, necessary and advisable resources in connection therewith, (c) will not take any action or omission with the intent, whether primary or otherwise, of avoiding or lowering the amount of any Royalty Payments payable hereunder, (d) will maintain accurate books and records relating to the sale of products and services associated with the 510(k) Notification and at the request of the Lead Investor from time to time, permit independent verification of the results and operations of the Company with respect to Royalty Payments due hereunder.

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5. Acknowledgment of Secured Interests. The Investors acknowledge and confirm that the Collateral (as such term is defined in the Security Agreement) pledged and collaterally assigned to the Investors (as Secured Parties) under the Security Agreement shall not be deemed to include any assets of Catheter Precision, Inc. or its affiliates acquired by the Company pursuant to the Catheter Precision Merger or any assets acquired in the Jantibody Transaction.

6. Representations and Warranties of the Company. The Company represents and warrants to each Investor that as of the date hereof:

6.1 Authority. The execution and delivery of this Agreement has been authorized by all necessary corporate action on behalf of the Company, and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.

6.2 Representations and Warranties in Note Purchase Agreement. The Company represents and warrants to each Investor that the representations and warranties contained in Section 2 of the Note Purchase Agreement (except for Section 2.6 thereof) are true, correct and complete as of the date hereof, as if made on the date hereof (except in such cases where such representations and warranties are expressly made as of a specified date, in which case the Company represents and warrants that they are true, correct and complete as of such specified date), with any references to “Effective Date” in the Note Purchase Agreement deemed to mean the date hereof. For purposes of such representations and warranties (other than those in Sections 2.1, 2.2, 2.3 and 2.4 of the Note Purchase Agreement), the term “Company” shall include any Subsidiaries of the Company, unless otherwise noted in the Note Purchase Agreement.

6.3 Financial Statements. The Company has delivered to each Investor audited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended December 31, 2020, and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal quarters ended June 30, 2021 and September 30, 2021 (collectively, the “Financial Statements”). The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustment (none of which would be material). Since June 30, 2021, the Company has not suffered any Material Adverse Effect and no event has occurred, and no circumstance exists, that could reasonably be expected to result in a Material Adverse Effect. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise except those which are adequately reflected or reserved against in the most recent financial statements other than (a) those which are adequately reflected or reserved against in the most recent Financial Statements, (b) liabilities incurred in the ordinary course of business subsequent to June 30, 2021; (c) obligations under contracts and commitments incurred in the ordinary course of business (other than as a result of a breach or default of the Company thereunder); and (d) liabilities and obligations of a type or nature not required under the U.S. generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

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7. Representations and Warranties of Investor. Each Investor, severally and not jointly with any other Investor, represents and warrants to the Company that as of the date hereof:

7.1 Authority. Investor has the legal capacity or authority, as applicable, to execute and deliver this Agreement and consummate the transactions contemplated hereby. Investor has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement is a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms.

7.2 No Prior Transfer. Investor has not previously transferred or assigned such Investor’s Tranche 1 Notes or any interest in such Investor’s Tranche 1 Notes or incurred any obligation to do so. Investor is the sole legal and beneficial owner of such Investor’s Tranche 1 Notes.

8. Miscellaneous.

8.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the parties hereto.

8.2 Entire Agreement. This Agreement records the final, complete, and exclusive understanding among the parties regarding the matters contained herein. Except as expressly amended, modified or supplemented hereby, the provisions of the Note Purchase Agreement and Tranche 1 Notes are and will remain in full force and effect and, except as expressly provided herein, nothing in this Agreement will be construed as a waiver of any of the rights or obligations of the parties under the Note Purchase Agreement or Tranche 1 Notes.

8.3 Amendment. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Lead Purchaser. Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon all of Investors and each transferee of the Tranche 1 Notes (or the Conversion Shares issuable upon conversion or exercise thereof), each future holder of all such securities, and the Company.

8.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to conflict of laws principles.

8.5 Interpretation. The captions of the sections of this Agreement are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

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8.6 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

8.7 Expenses; Attorneys’ Fees. Each Party will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. If any action is instituted by any of the Parties for the enforcement or interpretation of any of its rights or remedies in or under this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing party all costs, expenses, and reasonable attorneys’ fees of outside counsel.

8.8 Effectiveness; Counterparts; Electronic Signatures. This Agreement becomes effective upon the Company’s receipt of executed signature page(s) from all of the Investors holding Tranche 1 Notes. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

8.9 No Waiver; Remedies Cumulative. No delay or omission on the part of any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are in addition to all rights or remedies that an Investor or the Company otherwise may have in law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, nothing in this Agreement will be deemed to preclude or be in lieu of any right or remedy that the Investors or the Company may have in law or in equity or by statute or otherwise against, in the case of any Investor, the Company, or any other person based upon any fraud, and, in the case of the Company, an Investor or any other person based on fraud.

8.10 Amendment and Restatement. The Agreement amends and restates the Prior Agreement in its entirety.

[Signatures begin on next page]

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H-CYTE, INC.

AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

COMPANY’S SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

H-CYTE, INC.,
a Nevada corporation

By:
Name:	Michael Yurkowsky
Title:	Chief Executive Officer

Address:
2202 N West Shore Blvd Ste 200
Tampa, FL 33607

H-CYTE, INC.

AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

INVESTOR SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

FWHC BRIDGE, LLC

By:
Name:	Todd R. Wagner
Title:	Manager

H-CYTE, INC.

AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

INVESTOR SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

FWHC BRIDGE FRIENDS, LLC

By:
Name:	J. Rex Farrior III
Title:	Manager

H-CYTE, INC.

AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

INVESTOR SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

CFRS INVESTMENTS, LLC

By:
Name:	Frederick Lynch
Title:	Manager

H-CYTE, INC.

AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

INVESTOR SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

CTS EQUITIES, L.P.

By:
Name:	Chris Sullivan
Title:	Partner

H-CYTE, INC.

AMENDED AND RESTATED DEBT CONVERSION AGREEMENT

INVESTOR SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

DB-BZ, LLC

By:
Name:
Title:

SCHEDULE 1

Investors

Name of Investor	Date of Tranche 1 Note	Original Principal Amount
FWHC Bridge, LLC	4/1/21	$1,500,000
	10/8/21	$436,893
CFRS Investments	4/1/21	$300,000
	10/8/21	$87,739
CTS Equities, L.P.	4/1/21	$500,000
	10/8/21	$145,631
DB-BZ, LLC	4/1/21	$250,000
	10/8/21	$72,816
FWHC Bridge Friends, LLC	4/1/21	$25,000
	10/8/21	$7,282

Exhibit A

Pro Forma Capitalization Table

(see attached)